UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 3, 2024, the Securities and Exchange Commission (the “SEC”) issued a Rule 102(e) Order (the “Order”) against B F Borgers CPA PC (“Borgers”), denying its privilege of appearing or practicing before the SEC as an accountant. As a result of the Order, Borgers may not participate in or perform the audit or review of financial information included in the SEC filings, issue audit reports included in the SEC filings, provide consents with respect to audit reports, or otherwise appear or practice before the SEC.

On May 7, 2024, China Pharma Holdings, Inc. (the “Company”), a corporation incorporated under the laws of the State of Nevada, terminated the engagement with Borgers serving as the Company’s independent registered public accounting firm. The termination of the engagement with Borgers was approved by the Company’s audit committee.

The reports of Borgers on the financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles except a going concern qualification.

During the Company’s two most recent fiscal years and the subsequent interim period through May 7, 2024, there were no disagreements with Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Borgers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s two most recent fiscal years and the subsequent interim period through May 7, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Borgers is not currently permitted to appear or practice before the SEC, as a result, we are not required to include a letter addressed to the SEC by Borgers stating whether or not it agrees with the statements made herein, pursuant to the SEC’s Staff Statement on Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order against BF Borgers CPA PC issued on May 3, 2024.

On May 7, 2024, the Company’s audit committee approved the engagement of Enrome LLP (“Enrome”) as the Company’s new independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through May 7, 2024, neither the Company nor anyone on its behalf consulted with Enrome regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that Enrome concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2024

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	President and Chief Executive Officer